Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

FIRST QUARTER 2011 RESULTS

HORSHAM, PA, May 16, 2011 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended March 31, 2011, it reported revenues of $374.7 million, a net loss attributable to NCO of $41.2 million, and Adjusted EBITDA of $37.8 million. The Adjusted EBITDA excludes the impact of an $18.6 million write-down of the value of certain portfolios of purchased accounts receivable, which were sold in April 2011, as well as $12.2 million of restructuring charges and $1.5 million of net recoveries of non-cash allowances for impairment of purchased accounts receivable portfolios. This compares to revenues of $423.6 million, a net loss attributable to NCO of $15.3 million, and Adjusted EBITDA of $39.0 million for the quarter ended March 31, 2010. The Adjusted EBITDA for 2010 excludes $1.4 million of restructuring charges and $1.4 million of net recoveries of non-cash allowances for impairment of purchased accounts receivable.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the first quarter of 2011, the ARM division operated below its revenue target, primarily due to continued slight volume declines, but above its profitability target as a result of certain cost savings initiatives. The CRM division operated above its revenue and profitability targets, as a result of stability in client volumes. The PM division operated above its revenue target, but below its EBITDA target due to servicing fees on better than expected collections.

Commenting on the results, Ronald A. Rittenmeyer, President and Chief Executive Officer, stated, “I am very pleased with our operating results that exceeded our overall revenue and profitability targets during the first quarter. The continued stabilization in our business will allow us to focus on the development and implementation of our strategic growth initiatives.”

The Company also announced that it will host an investor conference call on Tuesday, May 17, 2011, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 66562382. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 66562382.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, its ability to service such debt and comply with debt covenants, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended
	March 31,
	2011	2010

Revenues:
Services	$298,444	$322,926
Portfolio (1)	(8,654)	16,297
Reimbursable costs and fees	84,933	84,346
Total revenues	374,723	423,569

Operating costs and expenses:
Payroll and related expenses	169,137	186,268
Selling, general and admin. expenses	101,901	111,532
Reimbursable costs and fees	84,933	84,346
Depreciation and amortization expense	26,049	27,730
Restructuring charges	12,176	1,434
	394,196	411,310
(Loss) income from operations	(19,473)	12,259

Other income (expense):
Interest expense, net	(21,729)	(23,513)
Other expense, net	(194)	(44)
	(21,923)	(23,557)
Loss before income taxes	(41,396)	(11,298)

Income tax expense	1,905	3,040

Net loss	(43,301)	(14,338)

Less: Net (loss) income attributable to noncontrolling interests	(2,110)	934

Net loss attributable to NCO Group, Inc.	$(41,191)	$(15,272)

Selected Cash Flow Information:

	For the Three Months Ended
	March 31,
	2011	2010
Net cash provided by operating activities	$12,024	$37,124
Purchases of accounts receivable	340	5,830
Purchases of property and equipment	7,337	5,958
Net repayment of senior debt	20,458	42,803

Selected Balance Sheet Information:

	As of	As of
	March 31,	December 31,
	2011	2010

Cash and cash equivalents	$25,397	$33,077
Working capital	79,674	87,844
Long-term debt	868,624	889,353

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended March 31, 2011
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$324,128	$68,381	$(9,483)	$(8,303)	$374,723

Operating costs and expenses:
Payroll and related expenses	117,947	50,605	585	—	169,137
Selling, general and admin. expenses	87,288	14,184	8,602	(8,173)	101,901
Reimbursable costs and fees	85,063	—	—	(130)	84,933
Depreciation and amortization expense	18,897	7,046	106	—	26,049
Restructuring charges	9,816	2,355	5	—	12,176
Total operating costs and expenses	319,011	74,190	9,298	(8,303)	394,196

Income (loss) from operations	$5,117	$(5,809)	$(18,781)	$—	$(19,473)

	For the Three Months Ended March 31, 2010
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$345,481	$76,534	$15,274	$(13,720)	$423,569

Operating costs and expenses:
Payroll and related expenses	128,670	56,406	1,192	—	186,268
Selling, general and admin. expenses	96,583	14,152	14,192	(13,395)	111,532
Reimbursable costs and fees	84,671	—	—	(325)	84,346
Depreciation and amortization expense	16,550	10,502	678	—	27,730
Restructuring charges	279	12	1,143	—	1,434
Total operating costs and expenses	326,753	81,072	17,205	(13,720)	411,310

Income (loss) from operations	$18,728	$(4,538)	$(1,931)	$—	$12,259

NCO GROUP, INC.

Unaudited EBITDA(2)

(in thousands)

	For the Three Months Ended
	March 31,
	2011	2010

Net loss attributable to NCO Group, Inc.	$(41,191)	$(15,272)
Income tax expense	1,905	3,040
Interest expense, net	21,729	23,513
Depreciation and amortization expense	26,049	27,730

EBITDA(2)	8,492	39,011

Addbacks:
Write-down of purchased accounts receivable	18,575	—
Restructuring charges	12,176	1,434
Non-cash recoveries of impairment	(1,469)	(1,446)

Adjusted EBITDA(2)	$37,774	$38,999

(1)

Includes an $18.6 million write-down of the value of certain portfolios of purchased accounts receivable for the three months ended March 31, 2011, as well as $1.5 million and $1.4 million of non-cash recoveries of impairments of purchased accounts receivable for the three months ended March 31, 2011 and 2010, respectively.

(2)

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flows in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.